Exhibit 99.5

FOR IMMEDIATE RELEASE	CONTACT:	W. Michael Smith
Chief Operating Officer and
Chief Financial Officer
(972) 301-2450
www.minorplanetusa.com

Minorplanet Systems USA Appeals Delisting Notification To Nasdaq Listing Qualifications Panel

RICHARDSON, Texas, Feb. 11, 2004 – Minorplanet Systems USA, Inc. (NASDAQ: MNPLQ), a leading provider of telematics-based management solutions for commercial fleets, announced today that it has filed an appeal of the Nasdaq Listing Qualifications Staff’s Feb. 2, 2004, decision to delist the company’s securities from The Nasdaq SmallCap Market. Accordingly, the delisting action has been stayed pending the outcome of the hearing before the Nasdaq Listing Qualifications Panel scheduled for Mar. 4, 2004.

If the company fails to maintain its listing on the Nasdaq SmallCap Market, the company’s securities will not be immediately eligible to trade on the OTC Bulletin Board, since the company is the subject of bankruptcy proceedings. Although the company’s securities would not be immediately eligible for quotation on the OTC Bulleting Board, the company’s securities may become eligible to trade on the OTC Bulletin Board if a market maker submits an application to register in and quote the company’s securities in accordance with SEC Rule 15c2-11, and such application is cleared.

Minorplanet Systems USA undertook the voluntary bankruptcy action primarily to restructure $14.3 million in long-term debt. The company will remain in possession of its properties and assets as debtor-in-possession, and already has a commitment for $1.3 million of debtor-in-possession financing, subject to court approval.

About Minorplanet Systems USA, Inc.

Minorplanet Systems USA, Inc. (minorplanetusa.com) markets, sells and supports Vehicle Management Information™ (VMI™), a state-of-the-art fleet management solution that contributes to higher customer revenues and improved operator efficiency. VMI combines the technologies of the global positioning system (GPS) and wireless vehicle telematics to monitor vehicles, minute by minute, in real time. Based in Richardson, Texas, the company also markets, sells and supports a customized, GPS-based fleet management solution for large fleets like SBC Communications, Inc., which has approximately 32,800 installed vehicles now in operation.

Legal notice to investors: Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company “expects,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: ability to maintain the company’s Nasdaq Stock Market listing; ability to emerge from Chapter 11 as a stronger and more financially viable entity; ability to obtain the necessary approval of a plan of reorganization by the creditors; ability to obtain confirmation of a plan of reorganization by the Bankruptcy Court; ability to obtain a valuation of the company at a level which allows the company to fully satisfy creditors’ claims by issuance of equity securities; ability to obtain approval of the Bankruptcy Court of the debtor-in-possession financing; ability to successfully expand sales and marketing presence to additional metropolitan areas; ability to commercially introduce a GPRS-capable VMI unit; ability to obtain certification of GPRS-based products with wireless carriers; acceptance of new product offerings; ability to achieve sales projections; ability to achieve and maintain margins during periods of rapid expansion; availability of capital to fund expansion; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; changes in business strategy and competition. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.

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Minorplanet Systems USA Appeals Feb. 2, 2004, Delisting Notification – Page 2

“Minorplanet” is a federally registered trademark and service mark of Minorplanet Limited. “Vehicle Management Information,” “VMI,” “Minorplanet Systems USA” and the orb logotype are trademarks and service marks of Minorplanet Limited.

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(MNPL316)